10f-3 REPORT


Smith Barney New Jersey Municipals Fund Inc.

October 1, 2004 to March 31, 2005


Issuer:  New Jersey Economic Development Authority Cigarette Tax Revenue
	5.500% due 6/15/24
Trade Date:  10/7/2004
Selling Dealer: Bear Stearns
Amount:   1,000,000.00
Price:   97.991
% Received by Fund: 0.068%
% of Issue (1): 0.41% A


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of  5,000,000.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Citigroup Global Markets Inc.
Goldman Sachs & Co.
RBC Dain Rauscher Inc.
Bear Stearns & Co Inc
J.P. Morgan Securities Inc.

Co-Lead Manager(s):
UBS Financial Services Inc.
ABN Amro Financial Services Inc.
Banc of America Securities LLC
Blaylock & Partners, L.P.
First Albany Capital Inc.
Loop Capital Markets
Morgan Keegan & Co., Inc.
Morgan Stanley
NW Capital
PNC Capital Markets, Inc.
Powell Capital Markets, Inc.
Ramirez & Co., Inc.
Raymond James & Associates, Inc.
Ryan, Beck & Co.
Siebert Branford Shank & Co.
Sterne, Agee & Leach, Inc.